                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Astro Power, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                  SOLAR PARK
                         NEWARK, DELAWARE  19716-2000

                          Telephone:   (302) 366-0400

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TAKE NOTICE that the 1998 Annual Meeting of Shareholders of AstroPower, Inc., (the "Company") will be held at the Company's Silicon-Film/TM/ manufacturing plant at Pencader Corporate Center, Newark, Delaware on:

                            THURSDAY, JUNE 18, 1998

at the hour of 11:00 o'clock A.M. (local time) for the following purposes:

1.   To elect six directors.

2. To amend the Company's 1989 Stock Option Plan so as to increase the number of shares available under the Plan.

3. To approve the proposed 1998 AstroPower, Inc. Non-Employee Directors' Stock Option Plan.

4.   To ratify the appointment of independent accountants.

5.   To transact such other business as may properly come before the Meeting.


Accompanying this Notice is the Proxy Statement and Form of Proxy.


Only Shareholders of record at the close of business on May 19, 1998 will be entitled to vote at the meeting and any adjournments thereof.

DATED:         Newark, Delaware, May 20, 1998


                      BY ORDER OF THE BOARD OF DIRECTORS


                     /s/ Allen M. Barnett
                     President and Chief Executive Officer



                            YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU CHOOSE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                               ASTROPOWER, INC.
                                  SOLAR PARK
                         NEWARK, DELAWARE  19716-2000


                                PROXY STATEMENT

                             REVOCABILITY OF PROXY

This Proxy Statement and accompanying proxy are first being sent to Shareholders on or about May 20, 1998.

The accompanying proxy is solicited by the Board of Directors. It may be revoked at any time before being voted by written notice given to the secretary of the meeting or by the delivery of a later dated proxy. Shares represented by properly executed proxies received by the Company prior to the meeting and not revoked will be voted, and where a Shareholder specifies a choice with respect to the matter to be voted upon, the shares will be voted in accordance with the specifications so made. Where no specification is made, the proxies will be voted For the election of directors (except to the extent that authority therefore is withheld) and For Proposals 2, 3 and 4 described in this Proxy Statement. The Board of Directors is not aware at the date hereof of any other matter proposed to be presented at the meeting, and does not believe that any matter may be properly presented other than the election of directors and Proposals 2, 3 and 4. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretionary authority to vote thereon according to their best judgment. Presence at the meeting does not of itself revoke the proxy.

                                    VOTING

The only securities of the Company entitled to be voted are shares of Common Stock.

A quorum consisting of a majority of all shares outstanding and entitled to vote at the meeting, present in person or by proxy, is required for the purpose of considering the matters to come before the meeting. A quorum being present, directors are elected by a plurality of shares present in person or represented by proxy and entitled to vote. The amendment of the Company's 1989 Stock Option Plan, the approval of the 1998 Non-Employee Directors' Stock Option Plan, and the ratification of the appointment of independent accountants require the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote.

At the meeting, abstentions from voting and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. However, for the purpose of computing the vote required for approval of matters to be voted on at the meeting, shares held by Shareholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and thus, an abstention has the same effect as a vote against any business other than the election of directors. A "broker non-vote" refers to shares represented at the meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and
(ii) the broker or nominee does not have discretionary voting power on such matter.

The Company is authorized to issue 25,000,000 Common Shares, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $ .01 per share. There are issued and outstanding 8,523,623 shares of Common Stock as of the close of business May 19, 1998, the record date for the meeting, each of which is entitled to one vote on each matter to be voted on at the meeting. There are no shares of Preferred Stock outstanding.

                        PERSONS MAKING THE SOLICITATION


Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse Shareholder's nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company.


                                 ANNUAL REPORT


The Annual Report for the year ended December 31, 1997 containing financial and other information about the Company is enclosed.

Proposal 1.

ELECTION OF DIRECTORS


The Amended and Restated By-Laws of the Company provide for a classified Board of Directors. At the 1998 Annual Meeting of Shareholders, the directors shall be divided into three classes, with the directors of the first class elected for a term of one year, the directors of the second class elected for a term of two years, and the directors of the third class elected for a term of three years. Thereafter, following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of Shareholders after their election and until their successors are duly elected and qualified. In the absence of instructions to the contrary, the shares represented by proxy will be a vote FOR the nominees listed below. All the nominees are currently
               ---
directors, and all have consented to be named and to serve if elected.


MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR. IN THE EVENT THAT PRIOR TO THE MEETING ANY VACANCIES OCCUR IN THE SLATE OF NOMINEES LISTED BELOW, IT IS INTENDED THAT DISCRETIONARY AUTHORITY SHALL BE EXERCISED BY THE PERSON NAMED IN THE PROXY AS NOMINEE TO VOTE THE SHARES REPRESENTED BY PROXY FOR THE ELECTION OF ANY OTHER PERSON OR PERSONS AS DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES NAMED BELOW.



               Name                          Class     Term to Expire
               ----                          -----     --------------
               CLARE E. NORDQUIST            I               1999
               CHARLES R. SCHALLER           I               1999
               DR. GEORGE W. ROLAND          II              2000
               DR. GEORGE S. REICHENBACH     II              2000
               DR. ALLEN M. BARNETT          III             2001
               GILBERT H. STEINBERG          III             2001


A PLURALITY OF THE VOTES CAST AT THE MEETING IS REQUIRED TO ELECT EACH DIRECTOR.

CERTAIN INFORMATION REGARDING EACH NOMINEE FOR DIRECTOR AND EACH EXECUTIVE OFFICER OF THE COMPANY IS GIVEN BELOW.


                                  MANAGEMENT


The directors and executive officers of the Company are as follows:


     Name                      Age              Position
     ----                      ---              --------
Dr. Allen M. Barnett            57     President and Chief Executive Officer
                                       and Director

Dr. George W. Roland            58     President and Chief Executive Officer,
                                       Solar Power Business and Director

Peter C. Aschenbrenner          42     Vice President, Marketing and Sales

Louis C. DiNetta                47     Vice President, Advanced
                                       Optoelectronic Products

Dr. Robert B. Hall              57     Vice President, Chief Scientist

Richard C. McDowell             58     Vice President, Manufacturing

Thomas J. Stiner                43     Vice President and Chief Financial
                                       Officer

Dr. George S. Reichenbach (2)   68     Director

Charles R. Schaller (2*)        62     Director

Clare E. Nordquist (1) (2)      62     Director

Gilbert H. Steinberg (1) (2)    67     Director

___________________

(1)   Member of Audit Committee
(2)   Member of Compensation Committee
*effective March 26, 1998

Dr. Allen M. Barnett is a founder of the Company and has served as its President and Chief Executive Officer and as a director since the Company's incorporation as a separate entity in 1989. From 1983 to 1989 Dr. Barnett served as General Manager of the AstroPower Division of Astrosystems, Inc. From 1976 to 1993 Dr. Barnett was a Professor of Electrical Engineering at the University of Delaware. From 1976 to 1979 Dr. Barnett served as Director of the Institute of Energy Conversion at the University of Delaware. Dr. Barnett is a technical expert in thin-film materials and devices and has been active in photovoltaic research and development since 1975, during which time he has been awarded 21 U.S. patents, authored or co-authored numerous technical publications and garnered several professional awards. Dr. Barnett is Chairman of the Solar Energy Industries Association and serves on a number of national and international committees in the field. Dr. Barnett received a B.S. and M.S. in Electrical Engineering from the University of Illinois, and a Ph.D. in Electrical Engineering from Carnegie Institute of Technology.

Dr. George W. Roland has served as President and Chief Executive Officer of the Company's Solar Power Business since 1996 and was elected a director in 1997. From 1995 to 1996, Dr. Roland served as Vice President and General Manager of the Company's Solar Power Business. From 1993 to June 1995 Dr. Roland served as President of Siemens Solar Industries, an affiliate of Siemens Corporation
(USA). Prior to that, Dr. Roland served in various positions, including Vice President and Division Manager of the Metalworking Systems Division, at Kennametal, Inc. Dr. Roland began his industry career in 1968 as a research and development engineer at Westinghouse Electric Corporation's Research and Development Center in Pittsburgh, Pennsylvania, throughout which time he has been awarded 15 U.S. patents and has authored numerous technical publications. Dr. Roland received a B.S. in Geology from Acadia University and a Ph.D. in Geological Science from Lehigh University.

Peter C. Aschenbrenner has served as Vice President, Marketing and Sales since 1995. From 1994 to 1995 Mr. Aschenbrenner served as Director of Marketing with the Company. From 1991 to 1994 Mr. Aschenbrenner served in a number of capacities with Siemens Solar Industries, LP, including Director of Marketing from 1992 to 1994 and Director of Technology Development from 1991 to 1992. From 1988 to 1990 Mr. Aschenbrenner served as Co-Managing Director of Photovoltaic Electric GmBH, a joint venture between Siemens AG and Arco Solar, Inc. He served in various positions with Arco Solar from 1978 to 1988. Mr. Aschenbrenner received a B.A. in Product Design from Stanford University.

Louis C. DiNetta has served as Vice President, Advanced Optoelectronic Products since 1996. He joined the AstroPower Division of Astrosystems, Inc. in 1985. Mr. DiNetta is responsible for the research and development of new photonic energy conversion devices and related optoelectronic products. From 1976 to 1985 Mr. DiNetta worked at the Institute of Energy Conversion at the University of Delaware, where he was responsible for planning and organization of device fabrication, as well as process and equipment development to support various research projects. Mr. DiNetta received a B.S.A.S. in Physics from the University of Delaware.

Dr. Robert B. Hall has served as Vice President and Chief Scientist since joining the AstroPower Division of Astrosystems, Inc. in 1983. Dr. Hall's responsibilities include research and development of thin-film crystalline materials and ceramic structures for thin-film polycrystalline devices. From 1974 to 1983 Dr. Hall served as Manager, Device Development at the Institute of Energy Conversion at the University of Delaware. Dr. Hall has more than 18 years of solar cell development experience. His accomplishments include development of copper sulfide/cadmium sulfide CdS as the first thin film solar cell with greater than 10.0% conversion efficiency, development of the first zinc phosphide solar cell and the development of a reliable deposition and process for copper indium selenide solar cells. Dr. Hall received a B.A. in Physics from Gettysburg College and an M.S. and Ph.D. in Physics from the University of Delaware.

Richard K. McDowell was elected Vice President, Manufacturing in March, 1998. He joined AstroPower in October of 1996. Most of his career was spent with Unisys Corporation in various management positions. His last assignment was Director of Operations, Plant Manager - Huntsville. Mr. McDowell received a B.S. in Physics from Lasalle College.

Thomas J. Stiner has served as Chief Financial Officer of the Company since December 1997. From June 1993 to November 1997, Mr. Stiner served as Controller and Treasurer. Mr. Stiner was elected Vice President in 1995. From 1984 to 1993 Mr. Stiner served as a Senior Manager at KPMG Peat Marwick LLP. Mr. Stiner is a Certified Public Accountant and received a B.S. in Business Administration from Bloomsburg University.

Dr. George S. Reichenbach has served as a director of the Company since 1989. Dr. Reichenbach is a Senior Vice President of Advent International Corporation, a venture capital firm, and serves as a director of Progressive Systems Technology, a semiconductor capital equipment manufacturer. Previously, Dr. Reichenbach worked at the Massachusetts Institute of Technology where has served as an Assistant Professor and Associate Professor of Mechanical Engineering. Dr. Reichenbach received a B.S. in Mechanical Engineering from Yale University and a Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology.

Charles R. Schaller has served as director of the Company since 1989 and as Secretary from 1989 through March 1998. Mr. Schaller is a management consultant specializing in the petrochemicals industry and a venture developer concentrating in the area of specialty materials, and serves as Chairman of the Board of Directors of Medarex Inc., a publicly held biotechnology firm. From 1985 to 1989, Mr. Schaller served as President and Chief Operating Officer of Essex Vencap, Inc., a venture development subsidiary of Essex Chemical Corporation. Mr. Schaller has more than 33 years of experience in sales, marketing, management, business and venture development and management consulting in the chemical, petrochemical and specialty materials areas. Mr. Schaller received a B.E. in Chemical Engineering from Yale University and is a graduate of the Harvard Business School Program for Management Development.

Clare E. Nordquist has served as a director of the Company since 1995. Mr. Nordquist is the Managing General Partner of Material Ventures Associates LP, a venture capital partnership specializing in advanced technology materials companies and serves as a director of Leading Edge Ceramics, LLC, a manufacturer and distributor of ceramic powders and shapes; Minco Acquisition Corporation, the parent of numerous companies which manufacture fused silica and fused magnesia; and Viox Corporation, a custom producer of electronic grade, high purity glass powders utilized primarily in electronics applications. Mr. Nordquist received a B.S. in Ceramic Engineering from the University of Washington and an M.B.A. from the University of Denver.

Gilbert Steinberg has served as a director of the Company since 1989. Mr. Steinberg is Vice President and Chief Financial Officer of Astrosystems, Inc, which is a manufacturer of electronic, electromechancial and power conversion devices. Mr. Steinberg is the founder of Mentortech, Inc., a publicly held company specializing in software development and computer training consulting. Mr. Steinberg received a B.S. in Industrial Engineering at the Massachusetts Institute of Technology and an M.S. in Mathematics from Adelphi College.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 31, 1998, (i) each Shareholder who is known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each named Executive Officer and (iv) all directors and officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

     Name and Address of Beneficial Owner                       Shares        Percent of Total
     ------------------------------------                      ---------      ----------------
Cede & Company*...................................             3,098,523           34.2%
    P.O. Box 20
    Bowling Green Station
    New York, NY  10004

Astrosystems, Inc. (2)............................             1,193,750           13.2%
    1220 Market Street, Suite 603
    Wilmington, DE  19801

Entities Affiliated with (3)......................               477,081            5.3%
    Advent International Corp.
    101 Federal Street
    Boston, MA  02110

Entities Affiliated with (4)......................               162,819            1.8%
    Materia Ventures Associates
    3435 Carillon Point
    Kirkland, WA  98033

Dr. Allen M. Barnett (5)..........................             1,472,706           16.2%
Dr. George W. Roland (6)..........................               217,500            2.4%
Peter C. Aschenbrenner (7)........................                42,469             **
Louis C. DiNetta (8)..............................                20,625             **
Dr. Robert B. Hall (9)............................                91,001           1.00%
Thomas J. Stiner (10).............................                54,375             **
Richard K. McDowell (11)..........................                 5,625             **
Dr. George S. Reichenbach (3).....................               477,081            5.3%
Charles R. Schaller...............................                 5,250             **
Clare E. Nordquist (4)............................               162,819            1.8%
Gilbert Steinberg (2).............................             1,193,750           13.2%

All directors and officers as a group (eleven persons) (12)    3,743,201           41.3%

----------------

* This company is nominee for beneficial owners of these shares purchased in the Company's initial public offering on February 12, 1998 and in open market transactions thereafter, and whose identity is unknown to the Company.
**  Less than one percent.

(1) Applicable percentage of ownership is based on 9,067,449 shares of Common Stock outstanding as of March 31, 1998 and treats as outstanding all shares (546,094) issuable on exercise of options exercisable within 60 days of the date hereof held by beneficial owners that are included in the first column.

(2) Represents 1,193,750 shares held by Astrosystems, Inc. Mr. Steinberg, a director of the Company is an officer, director and Shareholder of Astrosystems, Inc. and disclaims beneficial ownership of shares held by Astrosystems, Inc. except to the extent of his pecuniary interest therein.

(3) Includes the ownership by the following venture capital funds managed by Advent International Corporation: 89,095 shares owned by Adhill Limited Partnership, 59,396 shares owned by Adval Limited Partnership,

     59,396 shares owned by Advent Future Limited Partnership, 1,909 shares owned by Advent International Investors Limited Partnership, 89,095 shares owned by Advent Performance Materials Limited Partnership, 89,095 shares owned by Advent Limited Partnership and 89,095 shares owned by World Technology Limited Partnership. In its capacity as manager of these funds, Advent International Corporation exercises sole voting and investment power with respect to all shares held by these funds. Dr. Reichenbach is a Senior Vice President of Advent International Corporation, the venture capital firm, which is the manager of the funds affiliated with the Advent International Group. Dr. Reichenbach disclaims beneficial ownership of the shares held by the Advent International Group except to the extent of his pecuniary interest therein.

(4) Represents an aggregate of 159,069 shares held by two limited partnerships of which Materia Ventures Associates is the general partner and 3,750 shares held by Materia Ventures Associates. Mr. Nordquist is the Managing General Partner of Materia Ventures Associates and disclaims beneficial ownership of the shares held by Materia Ventures Associates except to the extent of his pecuniary interest therein.

(5) Includes 1,181,365 shares held by a family trust of which Dr. Barnett is a beneficiary and also 200,250 shares subject to currently exercisable options within 60 days from the date hereof. Dr. Barnett disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein.

(6) Includes 217,500 shares subject to options exercisable within 60 days from the date hereof.

(7) Includes 42,469 shares subject to options exercisable within 60 days from the date hereof.

(8) Includes 16,125 shares subject to options exercisable within 60 days from the date hereof.

(9) Includes 9,750 shares subject to options exercisable within 60 days from the date hereof.

(10) Includes 54,375 shares subject to options exercisable within 60 days from the date hereof.

(11) Includes 5,625 shares subject to options exercisable within 60 days from the date hereof.

(12) Includes an aggregate of 546,094 shares held by all directors and officers that are subject to options exercisable within 60 days from the date hereof. See Notes (5) through (11) above.


DIRECTOR'S MEETINGS

The Board of Directors of the Company met seven (7) times during the year ended December 31, 1997. In 1997, the Company had an Audit Committee and a Compensation Committee. The Audit Committee reviews the scope and plan of the annual audit, reviews the audit results and report thereon, oversees action taken by the Company's independent accountants and reviews the Company's internal controls. In 1997, the Audit Committee was composed of Messrs. Nordquist and Steinberg. One meeting of the Audit Committee was held in 1997.

The Compensation Committee makes recommendation concerning salaries and incentive compensation for executive officers of the Company and administers the Company's employee stock plans.

In 1997, the Compensation Committee was composed of Messrs. Nordquist, Reichenbach and Steinberg. The Audit and Compensation Committees are composed of directors who are not officers or employees of the Company ("Outside Directors").

In addition to participation at Board and Committee Meetings, the Company's directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the CEO and others regarding matters of interest and concern to the Company.

COMPENSATION OF DIRECTORS

For the year ended December 31, 1997, the Company did not pay any compensation to its directors for service in that capacity. Beginning April 1, 1998, the Company has agreed to pay each non-employee director $1,000 per Board Meeting attended in person, $250 per meeting attended telephonically, and $250 for each Committee meeting attended. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors or Committees thereof. The Company's outside directors will also be eligible to receive stock options under the Company's proposed 1998 Non-Employee Directors Stock Option Plan, subject to approval of Shareholders at the 1998 Annual Meeting of Shareholders.


                            EXECUTIVE COMPENSATION


REPORT OF COMPENSATION COMMITTEE

In 1997, the Company's executive compensation program was administered by the Compensation Committee of the Board of Directors. The Committee makes recommendations on all of the three key components of the Company's executive compensation program: base salary, contractual incentive awards and long-term incentives.

The Company's executive compensation program is structured to help the Company achieve its business objectives by:

     - providing compensation opportunities that will attract, motivate and retain highly qualified managers and executives

     - linking executives' total compensation to company and individual job performance

     - providing an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives tied to increases in Shareholder value

The Company's executive compensation program is designed to provide competitive compensation opportunities for all corporate officers. The Company's total compensation levels falls in the low to middle of the range of rates paid by other employers of similar size and complexity, although complete comparative information is not easily obtainable, and no formal survey or analysis of compensation paid by other companies was undertaken.

BASE SALARIES

The Company's salary levels are intended to be consistent with competitive practices and levels of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, and the performance of the individual.


STOCK OPTIONS

The Company periodically grants incentive and non-qualified stock options to purchase the Company's Common Stock in order to provide employees of the Company with a competitive total compensation package and to reward them for their contribution to the Company's short and long-term stock performance. These stock options are designed to align the employees' interest with those of the Shareholders. All options have an option price that is not less than the fair market value of the stock on the date of grant. The terms of the options and the dates after which they become exercisable are established by the Board with respect to incentive stock options, within the parameters of the 1989 Stock Option Plan. The Company does not grant stock appreciation rights.

1997 COMPENSATION

The President and CEO of the Company and the President and CEO of the Company's Solar Power Business are compensated on a salary and pay-for-performance approach. Taken into consideration are the achievement of financial and other objectives determined each year by the Board of Directors, and the executive. Contractual incentive awards of $ 50,000 were paid to each of these executives for 1997.


COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

DEDUCTIBILITY OF COMPENSATION Effective January 1, 1994, the Internal Revenue Service under Section 162 (m) of the Internal Revenue Code will generally deny the deduction of compensation paid to the President and the four other highest paid executive officers required to be named in the Summary Compensation Table to the extent such compensation exceeds $ 1 million per executive per year subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162 (m) limitations with respect to an executive will be exceeded and whether the Company's tax deduction for compensation paid in excess of the $ 1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to options granted under the 1989 Stock Option Plan, the Committee intends to qualify to the extent practicable, such options under the rules governing the Section 162 (m) limitation so that compensation attributable to such options will not be subject to limitation under such rules. As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162 (m) limitation in the foreseeable future (and no officer of the Company received compensation in 1997 which resulted under Section 162 (m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the
Section 162 (m) limitation.

                                        Respectfully submitted,



                                        Compensation Committee

                                        Clare E. Nordquist
                                        Dr. George S. Reichenbach
                                        Gilbert H. Steinberg

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Membership of the Compensation Committee for 1997 is set forth under "Report of Compensation Committee." Except with respect to their compensation arrangements, Dr. Barnett, President and CEO and Dr. Roland, President and CEO of the Company's Solar Power Business, participated in executive compensation deliberations and recommendations of the Board of Directors. During the fiscal year ended December 31, 1997, no executive officer of the Company served on the board of directors or compensation committee of another company that had an executive officer serving on the Company's Board of Directors or Compensation Committee.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At December 31, 1997, the Company owed its President $555,482 in the form of salary, bonus and automobile reimbursements. The amounts are related to the excess of his salary and bonus and auto allowance over the amounts actually paid from July 1990 to March 1997. On December 15, 1997, the Company agreed that one-third of this amount will be paid per year in each of 1998, 1999 and 2000, with interest on the unpaid balance at 6% per annum from January 1, 1998.

At December 31, 1997, the Company owed Astrosystems, Inc. $58,000 in principal and $40,846 in accrued interest under the terms of an unsecured promissory note.


SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and those other executive officers of the Company whose total salary, bonus and other compensation earned for 1995, 1996 or 1997 exceeded $100,000:

                                                                                 Long Term
                                                                               Compensation
                                             Annual Compensation                  Awards
                                    ------------------------------------          ------
                                                                                 Securities
                                                                                 Underlying         All Other
Name & Principal Position           Year     Salary ($)         Bonus ($)        Options (#)   Compensation($) (1)
-------------------------           ----     ----------         ---------       ------------   -------------------
Allen M. Barnett.................   1997     $191,458  (2)      $ 50,000 (2)       203,250           $ 4,750
   President and Chief Executive    1996      225,819  (2)        25,275 (2)        21,000             2,375
   Officer                          1995      232,378  (2)        43,531 (2)        21,000             2,310

George W. Roland.................   1997      151,840             50,000               ---             4,750
   President and Chief Executive    1996      139,034             15,000           187,500             2,375
   Officer, Solar Power Business    1995       63,173  (3)        30,000            60,000               527

Peter C. Aschenbrenner...........   1997      116,449             20,000            19,875             1,353  (4)
   Vice President, Marketing        1996      106,779              7,000                 0             1,416  (4)
   and Sales                        1995       96,833             12,000                 0             1,626  (4)

Thomas J. Stiner.................   1997       88,670             25,000            22,500             4,750
   Vice President and Chief         1996       80,800             20,000             7,500             2,375
   Financial Officer                1995       75,004              8,000                 0             2,168

(1)  Includes matching contributions by the Company under its 401(k) Plan.

(2) Dr. Barnett elected to postpone receipt of salary payments of $23,945, $79,047 and $64,755, for the years ended December 31, 1997, 1996 and 1995, respectively, as well as all bonus amounts for the years ended

     December 31, 1996 and 1995.
(3)  Dr. Roland joined the Company in June 1995.
(4)  Includes $1,200 annual expense allowance for all years.


STOCK OPTIONS

The following table provides information regarding grants of stock options made during the fiscal year ended December 31, 1997 to the persons named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   Term

                         Number of      % of Total Options
                         Securities          Granted to
                         Underlying         Employees in                                    Potential Realizable Value at
                          Options             Fiscal                                        Assumed Annual Rates of Stock
                                                             Exercise         Expiration    Price Appreciation for Option
                                                                                                        Term
                                                                                           -------------------------------
     Name                 Granted (#)          Year         Price ($/share)     Date          5%  ($)           10%  ($)
-------------            ------------   ------------------  ---------------   ----------   -------------    --------------
 Dr. Allen M. Barnett...     15,750             4.4%           $3.12            1/1/07        $ 30,904         $   78,317
                            187,500            52.3%            5.33            4/1/07         628,502          1,592,746
 Dr. George W. Roland..          -               -                -              -                  -                  -
 Peter C. Aschenbrenner.     19,875             5.5%            4.00            4/1/07          49,997            126,703
 Thomas J. Stiner.......     22,500             6.3%            4.00            4/1/07          56,601            143,437

______________________

(1) Options awarded under the Plan generally provide for vesting over a period of four years, with vesting occurring 25% per year on the anniversary date of the option award. The Board of Directors has the discretion, subject to plan limits, to modify the terms of outstanding options. The options listed for Dr. Barnett with an exercise price of $3.12 per share are immediately vested. The options listed for Dr. Barnett with an exercise price of $5.33 per share vest over a five-year period.

(2) All options were granted with an exercise price equal to the fair market value of the Common Stock as determined by the Board of Directors on the date of grant other than the 15,750 granted to Dr. Barnett as of January 1, 1997. In determining the fair market value of the Common Stock, for which no trading market existed, the Board of Directors took into consideration such factors as the most recent sale prices and preferences of Preferred Stock, recent results of operations and other relevant data. The 15,750 options granted to Dr. Barnett were granted in connection with an amendment to his employment agreement in 1991. The option price approximates the average price per share paid by the purchasers of Series A Convertible Preferred Stock, which price was in excess of the fair market value of the Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the 10-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future Common Stock price. This table does not take into account any appreciation in the price of the Common Stock to date, which exceeds the hypothetical gains shown in the table.


OPTION EXERCISES AND HOLDINGS

The following table sets forth, for each person named in the Summary Compensation Table above, information regarding the exercise of stock options during the fiscal year ended December 31, 1997 and the year-end value of unexercised options. No options were exercised by the Named Executive Officers during 1997:

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END VALUES

                                 Shares                                                   Value of Unexercised
                                Acquired                   Number of Unexercised              In-the-money
                                   on          Value      Options at Year-End (#)        Options at Year End ($)
                                                         -------------------------    ---------------------------
     Name                       Exercise      Realized   Exercisable Unexercisable    Exercisable   Unexercisable
---------------------------     ---------     --------   ----------- -------------    -----------   -------------
  Allen M. Barnett..........         -          -        162,750      187,500           468,720       125,625
  George W. Roland..........         -          -         30,000      217,500            60,000       435,000
  Peter C. Aschenbrenner....         -          -         28,125       29,250            56,250        58,500
  Thomas J. Stiner..........         -          -         43,125       31,875            86,250        63,750

(1) Calculated on the basis of the fair market value of the Common Stock at December 31, 1997 of $4.00 per share, as determined by the Company's Board of Directors, minus the per share exercise price, multiplied by the number of shares underlying the option. See note (3) of the preceding table .


BENEFIT PLANS

STOCK OPTION PLAN

The Company adopted a Stock Option Plan (the "Plan") in 1989 under which a total of 1,200,000 shares are currently reserved for issuance to employees (including officers and directors who are employees or consultants). Options granted pursuant to the Plan may be either incentive stock options or non-qualified stock options. The Plan is administered by the Compensation Committee of the Board of Directors which selects the employees to whom the options are granted, determines the number of shares subject to each option, sets the time or times when the options will be granted, determines the time when the options may be exercised and establishes the market value of the shares at the date of grant and exercise date. The Plan provides that the purchase price under the option shall be at least 100 percent of the fair market value of the shares of the Company's common stock at the date of grant. The options are not transferable. There are limitations on the amount of incentive stock options that an employee can be granted in a single calendar year. The term of each option granted under the Plan is determined by the Compensation Committee, but in no event may such term exceed ten years. Options granted under the Plan generally provide for vesting in four equal annual installments beginning on the first anniversary of the date of grant. As of December 31, 1997, options to purchase an aggregate of 1,088,938 shares were outstanding at a weighted average exercise price of $4.00 per share and 32,889 shares remained available for future option grants under the Plan.

COMPENSATORY STOCK PLAN

Prior to the adoption of the 1989 Plan, the Company had a compensatory stock plan for the issuance of shares to employees and consultants. At December 31, 1997, the only remaining obligation under this plan was the reservation of 39,999 shares for issuance to a former consultant of the Company.


RETIREMENT SAVINGS PLAN

The Company maintains a Retirement Savings Plan (the "401(k) Plan") which is intended to qualify under Section 401(k) of the Internal Revenue Code. Employees of the Company who have attained age 21 and completed at least one month of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis of up to 15% of the participant's compensation in any year in accordance with limitations defined in the Code. Under the 401(k) Plan, the Company may make a discretionary contribution to the Plan. The total contribution made by a participant and by the Company on behalf of that participant cannot exceed the lesser of 25% of the participant's annual compensation or $30,000 for any one plan year. The pre-tax contributions made by a participant and the earnings thereon are at all times fully vested. The participant's interest in Company contributions and the earnings thereon will become vested at the rate of 20% per year for each year of service with the Company or, if earlier, upon such participant's death or disability. A participant's fully vested benefit under the 401(k) plan may be distributed to the participant upon his retirement, death, disability or termination of employment or upon reaching age 59 1/2. At December 31, 1997, the Company had accrued a contribution to the 401(k) Plan of $145,000. The Company's contribution on behalf of the officers named under "Executive Compensation" were as follows: Dr. Allen M. Barnett - $4,750; Dr. George W. Roland - $4,750; Peter Aschenbrenner - $153; Thomas J. Stiner - $4,750.


EMPLOYMENT ARRANGEMENTS

Dr. Allen M. Barnett entered into a new employment agreement with the Company, effective April 1, 1997 providing for a base salary of $175,000 per year. The agreement is for an initial term ending March 31, 2000. After the initial term the agreement will continue in effect for an indefinite period until the Company or Dr. Barnett elects to terminate the agreement by written notice to the other party at least six months prior to the effective date of termination. Other principal terms of the agreement provide for yearly vesting of options to purchase 37,500 shares of the Company's Common Stock at $5.33 per share and yearly bonuses of not less than $50,000 if contemplated financial or other objectives determined each year by the Board of Directors and Dr. Barnett are achieved. In the event of the termination of the agreement due to disability, or death, Dr. Barnett or his estate would be entitled to receive his base salary for the longer of the remaining term of the agreement or two years plus all other compensation and benefits in the case of disability and a pro rata portion in the case of death. In the event of termination due to a change of control of the Company, Dr. Barnett would be entitled to a lump sum payment of one years salary and bonus; a payment of salary and bonus from the date of termination through the remaining term of the agreement and the immediate vesting of all remaining options. In the event of termination (other than for death or disability) Dr. Barnett is restricted from competing with the Company for one year thereafter.

Dr. George W. Roland entered into an employment agreement with the Company effective May 1, 1996, providing for a base salary of $155,000 per year for an unspecified term. In the event of termination for any reason other than cause (as defined in the employment agreement), the Company must pay him nine months salary. Dr. Roland was granted a non-qualified option to acquire 187,500 shares of the Company's Common Stock which vested on February 12, 1998 the effective date of a registration statement covering the Company's public offering of Common Stock. All vested options are exercisable, in whole or part in, at a price of $4.00 per share upon the following terms and conditions: (i) at any time for a period of seven years following the completion of the public offering, provided that he is employed by the Company at the time of such exercise; (ii) at any time for a period equal to the lesser of two years from the date of his termination from the Company, or seven years from the date of the public offering, provided that he shall not have been terminated by the Company for cause and he shall have been employed by the Company at the time of such public offering. Dr. Roland also was granted a qualified option to purchase 60,000 shares of the Company's Common Stock at $4.00 per share in connection with his initial employment in June 1995.

The Company's employment agreements with Dr. Barnett and Dr. Roland and its employment arrangements with other executive officers and significant employees impose customary confidentiality obligations and provide for the assignment to the Company of all rights to any technology developed by the employee during the time of his or her employment.

PROPOSAL 2.

AMENDMENT TO 1989 STOCK OPTION PLAN

In December 1989, the Board of Directors and a majority of the Shareholders adopted a Stock Option Plan ("Plan"). Under the Plan, the Company's Board of Directors is currently authorized to grant options to purchase up to 1,200,000 shares of Common Stock to employees of the Company, including officers (See "Benefit Plans - Stock Option Plan" herein).

The Plan is intended to induce new employers to become associated with the Company, and to provide a closer identity of interest between present employees and the Company by encouraging their ownership of Common Stock of the Company. Consistent with this intention, the Board of Directors believed it would be in the best interest of the Company and its Shareholders to increase the number of shares currently available under the Plan from 1,200,000 to 1,800,000, subject to Shareholder approval. Options have been granted in excess of the 1,200,000 shares available, subject to such approval.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE FOLLOWING RESOLUTION, APPROVAL OF WHICH REQUIRES AN AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES:

     RESOLVED, that the first sentence of paragraph 4 of the 1989 Stock Option Plan adopted by the Board of Directors and approved by a majority of the Shareholders, in December 1989 be amended to read as follows:

     4.   Stock Subject to Plan
          ---------------------

          Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 1,800,000 shares.


PROPOSAL 3.

APPROVAL OF THE COMPANY'S 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

On May 14, 1998, the Board of Directors of the Company adopted the 1998 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), subject to approval by the Shareholders of the Company.


SUMMARY OF THE DIRECTORS' PLAN

The complete text of the Directors' Plan is attached as Exhibit A to this Proxy Statement. The following summary is qualified in its entirety by reference to Exhibit A.

Purpose   The Directors' Plan is intended to encourage non-employee directors of the Company to acquire or increase their ownership of Common Stock of the Company on reasonable terms, and to foster a strong incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. The Directors' Plan provides for the granting of non-qualified stock options to purchase an aggregate of 160,000 shares of the Common Stock to current and future non-employee directors of the Company. As of May 14, 1998, all of the directors other than Messrs. Barnett and Roland were eligible to receive stock options under the Directors' Plan.

Administration   The Directors' Plan will be administered by the Administrator chosen by a Committee of the Board invested with responsibility for the administration of the Directors' Plan. The principal terms of the option grants are fixed in the Directors' Plan, therefore, the Administrator will have no discretion to select which directors receive options, the number of shares of Common Stock subject to such grants, or the exercise price of options.

Grants   Each of the directors on May 14, 1998, identified above as being eligible to receive stock options under the Directors' Plan was granted an option, subject to Shareholder approval of the Directors' Plan, to purchase 20,000 shares of Common Stock, 5,000 of which vest as of that date, and 5,000 of which vest on each of the first, second and third anniversary of such date, provided such director is still a director on each such date. Each director who joins the Board of Directors after the Directors' Plan was originally adopted will be granted an option, on the first day of his term, to purchase 20,000 shares of Common Stock, 5,000 of which vest on the date he or she becomes a Director, and 5,000 of which vest on each of the first, second and third anniversary of such date, provided he or she is still a director on such date. If the number of shares available to grant under the Directors' Plan on a scheduled date of grant is insufficient to make all the grants, then each eligible director will receive an option to purchase a pro rata number of the available shares.

The option price per share for options granted on the date the Directors' Plan was adopted was $10.25 (the fair market value of the Common Stock on the date the Directors' Plan was adopted) and the option price per share for later grants will be the fair market value of the shares of Common Stock on the date of grant. Under the Directors' Plan, fair market value is generally the closing price of the Common Stock on the NASDAQ National Market on the last business day prior to the date on which the value is to be determined.

Exercise   The options granted under the Directors' Plan will be exercisable for a term of ten years from the date of grant, subject to earlier termination, and may be exercised as follows: 25% immediately, and 25% on each of the first, second and third anniversary of the date of grant, provide he or she is still a director on such date.

In the event that a director ceases to be a member of the Board of Directors (other than by reason of death or disability), an option may be exercised by the director (to the extent the director was entitled to do so at the time he ceased to be a member of the Board of Directors) at any time within three months after he ceases to be a member of the Board of Directors, or, if later, within nine months after the most recent grant, but not beyond the term of the option. If the director dies or becomes disabled while he is a member of the Board of Directors, an option may be exercised in full by a legatee of the director under his will, or by him or his personal representative or distributees, as the case may be, at any time within twelve months after his death or disability, but not beyond the term of the option. If the director dies within three months after he ceases to be a member of the Board of Directors (or, if later, within nine months after the most recent grant), an option may be exercised (to the extent the director was entitled to do so at the time he ceased to be a member of the Board of Directors) by a legatee of the director under his will, or by his personal representative or distributees, as the case may be, at any time within twelve months after his death, but not beyond the term of the option.

Adjustments; Transferability Options granted under the Directors' Plan will be subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend, or other similar event affecting the Common Stock. Options will not be transferable other than by will or pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order, and will be exercisable during the lifetime of an option holder only by such holder or his personal representative in the event of disability.

Change in Control   Upon a "change in control" of the Company, each option
granted under the Directors' Plan will terminate 90 days after the occurrence of such "change in control" (or, if later, seven months after the grant of the option) and an option holder will have the right, commencing at least five days prior to the "change in control" and subject to any other limitation on the exercise of the option in effect on the date of exercise, to immediately exercise any options in full to the extent they previously have not been exercised.

Termination   The Directors' Plan will terminate May 13, 2008 and options may not be granted under the Directors' Plan after that date although the terms of any option may be amended in accordance with the Directors' Plan at any date prior to the end of the term of such option. Any options outstanding at the time of termination of the Directors' Plan will continue in full force and effect according to the terms and conditions of the option and the Directors' Plan.

Amendments The Directors Plan may be amended by the Board of Directors, provided that Shareholder approval will be necessary if required under Rule 16b-3 and no amendment may impair any of the rights of any holder of an option previously granted under the Directors' Plan without the holder's consent, and provided that certain provisions of the Directors' Plan may not be amended more than once every six months.

The federal income tax consequences to the Company and eligible Directors in the Directors' Plan of the grant and exercise of options under currently applicable provisions of the Code are as described below.


FEDERAL INCOME TAX CONSEQUENCES

The issuance of a non-qualified stock option under the Directors' Plan will not result in any taxable income to the recipient director or a tax deduction to the Company at the time it is granted. Generally, a director to whom a non-qualified stock option has been granted will recognize ordinary income on the first date following the date the Director exercises the option on which the shares of Common Stock first become transferable and are no longer subject to a substantial risk of forfeiture. On that date, the director will recognize income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date the shares of Common Stock first become transferable or are no longer subject to forfeiture over the option price. For tax purposes, the Common Stock is considered to be non-transferable and subject to a substantial risk of forfeiture as long as the sale of the shares could subject the director to suit under the "short swing profit" rules pursuant to Section 16.

Alternatively, if the director so elects, he will recognize ordinary income on the date of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock (without taking into account any lapse restrictions) on the date of exercise over the option price.

The Company is entitled to a tax deduction corresponding to the amount of income recognized by the director as a result of the exercise of an option for the year in which the director recognizes such income for federal income tax purposes.

VOTE REQUIRED

The proposal to approve the Directors' Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented, in person or by proxy, and entitled to vote at the Annual Meeting.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
                               DIRECTORS' PLAN.


PROPOSAL 4

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Management proposes the appointment of KPMG Peat Marwick, LLP as independent accountants to examine the financial statements of the Company for the fiscal year 1998. The Board of Directors has directed that such appointment be submitted for ratification by the Shareholders at the Meeting.

KPMG Peat Marwick has served as the independent accountants for the Company since 1992. A representative of KPMG Peat Marwick, LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the Common Shares present, in person or by proxy, is required for ratification of the appointment of KPMG Peat Marwick, LLP as the independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE
                                                         ---
APPOINTMENT OF KPMG PEAT MARWICK, LLP.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

During 1997, Section 16(a) filing requirements were not yet applicable to the officers and directors of the Company.



                                 ANNUAL REPORT


        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT SOLAR PARK, NEWARK, DELAWARE, ATTENTION: THOMAS J. STINER, CFO. THE FORM 10-K INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.



                               FUTURE PROPOSALS

The 1999 Annual Meeting is expected to be held on Thursday, June 17, 1999. If any Shareholder wishes to submit a proposal for inclusion in the Proxy Statement for the Company's 1999 Annual Meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the company's principal executive office by December 31, 1998.


                                 OTHER MATTERS

Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.


                      BY ORDER OF THE BOARD OF DIRECTORS


                     /s/ Allen M. Barnett
                     President and Chief Executive Officer

                                                                       EXHIBIT A

                               ASTROPOWER, INC.
                         1998 NON-EMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN

1.   PURPOSE OF THE PLAN

This AstroPower, Inc., 1998 Non-Employee Directors' Stock Option Plan adopted on this 14th day of May, 1998 is intended to encourage Directors of the Company who are not officers or key employees of the Company or any of its subsidiaries to acquire or increase their ownership of common stock of the Company. The opportunity so provided is intended to foster in participants an incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company in the future.


2.   DEFINITIONS

When used herein, the following terms shall have the meaning set forth below:

        2.1 "Affiliate" means an "affiliate" within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as in effect on the date the Plan is adopted by the Board).

        2.2 "Associate" means an "associate" within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as in effect on the date the Plan is adopted by the Board).

        2.3 "Beneficial Owner" means with respect to any Person, and a Person shall be deemed to "beneficially own" and be the beneficial owner of, any securities (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, right, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (b) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (3) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to (2)(B) above) or disposing of any securities of the Company. Notwithstanding anything in this definition of beneficial ownership to the contrary, the phrase "then outstanding", when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

        2.4    "Board" means the Board of Directors of AstroPower, Inc.

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

        2.5 "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

               (a) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

               (b) During any period of two (2) consecutive years (not including any period prior to the date the Plan is adopted by the Board) there shall cease to be a majority of the Board comprised of Continuing Directors; or

               (c)    (i)    the shareholders of the Company approve a merger or
consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                      (ii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        2.6 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

        2.7 "Committee" means a Committee of the Board appointed by the Board which is invested by the Board with responsibility for the administration of the Plan.

        2.8    "Company" means AstroPower, Inc.

        2.9 "Continuing Directors" means individuals who at the beginning of any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

        2.10 "Directors" means directors who serve on the Board and who are not officers or key employees of the Company or any of its 50% or more direct or indirect subsidiaries.

        2.11   "Effective Date" means May 14, 1998.

        2.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

        2.13 "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may be amended or replaced.

        2.14 "Exempt Person" means the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, any entity holding Shares for or pursuant to the terms of any such

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plan, and director of the Company holding office as of the close of business on the Effective Date who are also officers of the Company on such date, any immediate family member of or Person controlled by any such director.

        2.15 "Fair Market Value" means, with respect to the Shares, the closing price of the Shares on the NASDAQ National Market or a national securities exchange, on the last business day prior to the date on which the value is to be determined, as reported in the Wall Street Journal or such other source of quotations for, or reports of trading of, the Shares as the Committee may reasonably select from time to time; provided, however if the Shares are not then traded on the NASDAQ National Market or on a national securities exchange, but are then traded on the over-the-counter market, Fair Market Value means the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occurred if there were no sales on such date); provided further, however, if no sales have occurred in the over-the-counter market during the three week period preceding the date on which the value is to be determined, Fair Market Value means the average of the mean between the high and low bid and asked prices for the Shares on the over-the-counter market for the three (3) month period ending on the last business day prior to the date on which the value is to be determined.

        2.16 "Initial Grant Date" means the date a Director joins the Board, but only if the Director was not a Director on the Effective Date.

        2.17 "Option" means the right to purchase the number of Shares specified by the Plan at a price and for a term fixed by the Plan, and subject to such other limitations and restrictions as the Plan and the Committee imposes.

        2.18 "Option Agreement" means a written agreement in such form as may be from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Director and which shall set forth the terms and conditions of an Option under the Plan.

        2.19 "Person" means any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

        2.20 "Plan" means the AstroPower, Inc. Non-Employee Directors' Stock Option Plan.

        2.21 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time.

        2.22 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference of any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

        2.23 "Shares" means shares of the Company's no par value common stock, or, if by reason of the adjustment provisions contained herein, any rights under an Option under the Plan pertain to any other security, such other security.

        2.24 "Successor" means the legal representative of the estate of a deceased Director of the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Director.

        2.25 "Term" means the period during which a particular Option may be exercised.

3.   STOCK SUBJECT TO THE PLAN

There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of one hundred sixty thousand (160,000) Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issue Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.


4.   ADMINISTRATION OF THE PLAN

The Board shall select the Committee, which shall consist of not less than two
(2) disinterested directors as defined in Rule 16b-3. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to appoint an Administrator and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.


5.   GRANT OF OPTIONS

        5.1    Existing Directors   Each Director who is a Director on the
Effective Date shall be granted an Option on such date to purchase 20,000 Shares without further action by the Board or the Committee; 5,000 of which shall vest immediately, and 5,000 of which shall vest on each of the first, second and third anniversary dates of the Effective Date, provided such Director is still a Director on each such anniversary dates.

        5.2    Future Directors   Each Director who joins the Board after the
Effective Date shall be granted an Option on the Initial Grant Date to purchase 20,000 Shares without further action by the Board or the Committee which shall vest in the same manner and in the same amounts as those granted to Existing Directors in Section 5.1 above.

        5.3    Limitations   If the number of Shares available to grant under
the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining Shares available under the Plan; provided further, however, that if such proration results in fractional Shares, then such Option shall be rounded down to the nearest number of whole Shares.


6.   BASIC STOCK OPTION PROVISIONS

        6.1    Option Price   The option price per Share of any Option granted
under the Plan shall be the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

        6.2    Terms of Options
               (a) Options granted hereunder shall be exercisable for a Term of ten (10) years from the date of grant thereof, but shall be subject to earlier termination as herein-after provided, and
               (b) Except as otherwise provided in the Plan, prior to its expiration or termination, any Option granted hereunder may be exercised within the following time limitations:

               (i)   5,000 shares shall be immediately exercisable.

               (ii) After one (1) year from the date of grant, it may be exercised as to not more than one-half (1/2) of the Shares originally subject to the Option.

               (iii) After two (2) years from the date of grant, it may be exercised as to not more than an aggregate of three-fourth (3/4) of the Shares originally subject to the Option.

               (iv) After three (3) years from the date of grant, it may be exercised as to any part or all of the Shares originally subject to the Option

        6.3    Termination of Directorship   In the event a Director ceases to
be a member of the Board (other than by reason of death or disability), then (a) an Option may be exercised by the Director (to the extent that the Director was entitled to do so at the termination of his directorship) at any time within the later of (i) three (3) months after he ceases to be a member of the Board, and
(ii) nine (9) months after the most recent grant of an Option to the Director pursuant to the Plan, but not beyond the Term of the Option, and (b) the portion of any Option that has not vested as of the date the Director ceases to be a member of the Board shall automatically terminate.

        6.4    Death or Disability of Director   If a Director dies or becomes
disabled while he is a member of the Board, an Option may be exercised in full, but his Successor in the event of death, or by him or his personal representative, as the case may be, in the event of disability, at any time within twelve (12) months after he ceases to be a member of the Board on account of such death or disability, but not beyond the Term of the Option; provided, however, in the event of disability, the Option may not be exercised prior to the six month anniversary of the date the Option was granted. If a Director, following the termination of his directorship, shall die within the later of (i) three (3) months after the date he ceases to be a member of the Board, and (ii) nine (9) months after the most recent grant of an Option to the Director pursuant to the Plan, an Option may be exercised (to the extent the Director shall have been entitled to do so at the time of his death), by his Successor, at any time within twelve (12) months after his death, but not beyond the Term of the Option.


7.   EXERCISE OF RIGHTS UNDER AWARDS

        7.1    Notice of Exercise   A Director entitled to exercise an Option
may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised an any other information the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment shall be made in cash or by certificates of Shares held for more than six (6) months, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or request provided for herein shall be delivered to the Company's Secretary, or such other person as the Committee may designate. No fractional Shares shall be issued.

        7.2    Cashless Exercise Procedures   The Company, in its sole
discretion, may establish procedures whereby a Director, subject to the requirements of Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Company elects to establish a cashless exercise program, a Director may utilize such program but only in accordance with such administrative procedures and policies as the Company deems appropriate and such procedures and policies shall be binding on any Director wishing to utilize the cashless exercise program.

8.   RIGHTS OF OPTION HOLDER

The holder of an Option shall not have any of the rights of shareholder with respect to the Shares subject to purchase or receipt under his Option, except to the extent that one or more certificates for such Shares shall be issuable to the holder upon the due exercise of the Option and the payment in full of the purchase price therefor.


9.   NONTRANSFERABILITY OF OPTIONS

An Option shall not be transferable, other than (a) by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only but the holders, or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or ERISA or the rules thereunder.


10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassification, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of an Option, in cash or in Shares, in an amount equal to the difference between the price at which such Option may be exercised and the then current Fair Market Value of the Shares subject to such Option as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.


11.  CHANGE IN CONTROL

Notwithstanding anything to the contrary herein or in any Option Agreement, in the case of a Change in Control of the Company, each Option granted under the Plan shall terminate on the later of (i) ninety (90) days after the occurrence of such Change in Control, and (ii) seven (7) months following the date of grant of each such Option, and an Option holder shall have the right, commencing at least five (5) days prior to such Change in Control and subject to any other limitation on exercise of an Option in effect on the date of exercise, to immediately exercise any Option in full, without regard to any vesting limitations, to the extent it shall not have been previously exercised.


12.  FORMS OF OPTIONS

An Option shall be granted hereunder on the date or dates specified in the Plan. Whenever the Plan provides for the receipt of an Option by a Director, the Secretary of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Director, in such form as the Committee shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Option Agreement, in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. Execution by the Director to whom such Option is granted of said Option Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Option.

13.  TAXES

The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold, if any, with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option.


14.  TERMINATION OF THE PLAN

The Plan shall terminate ten (10) years from the date the Plan is adopted by the Board, and an Option shall not be granted under the Plan after that date although the terms of any Option may be amended at any date prior to the end of its Term in accordance with the Plan. Any Option outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.


15.  AMENDMENT OF THE PLAN

The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the shareholders of the Company shall be made if shareholder approval under Rule 16b-3 would be required. Notwithstanding the foregoing, the Plan may not be amended more than once every six (6) months to change the Plan provisions listed in section (c)(2)(ii)(A) of Rule 16b-3, other than to comport with changes in the Code, ERISA or Rule 16b-3. Notwithstanding any discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.


16.  DELIVERY OF SHARES ON EXERCISE

Delivery of certificates for Shares pursuant to an Option exercise may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a Director to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant thereto.


17.  FEES AND COSTS

The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.


18.  EFFECTIVENESS OF THE PLAN

The Plan was approved by the Board on May 14, 1998, and shall become effective on the Effective Date.


19.  OTHER PROVISIONS

As used in the Plan, and in Option Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Option Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of an provision hereof or thereof.


20.  DELAWARE LAW TO GOVERN

This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.